Exhibit 9(c)

                         Service Mark License Agreement

            SERVICE MARK LICENSE AGREEMENT, dated as of November 30, 1984, among Scudder, Stevens & Clark ("Scudder"), American Association of Retired Persons ("AARP") and each of AARP Income Trust, AARP Insured Tax Free Income Trust, and AARP Growth Trust (individually, a "Fund", and collectively, the "Funds").

                             W I T N E S S E T H :

            WHEREAS, Scudder and AARP Financial Services Corp., a wholly-owned subsidiary corporation of AARP, are general partners of AARP/Scudder Financial Services Company (the "Partnership"), pursuant to a partnership agreement, dated as of October 9, 1984 (the "Partnership Agreement"); and

            WHEREAS, Scudder, AARP and the Partnership have entered into an investment company service agreement, dated as of October 9, 1984 (the "Investment Company Service Agreement"); and

            WHEREAS, the Partnership has entered into an Investment Management and Advisory Agreement as of the date hereof with each of the Funds (collectively, the "Management Agreements"); and
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            WHEREAS, Scudder is the owner of various service marks, certain of which are identified in Exhibit A of this Agreement (all marks or combinations thereof identified in said Exhibit A hereinafter being referred to both individually and collectively as the "Scudder Marks"), which are now being used in connection with a wide variety of investment management and advisory services performed by Scudder and with investment company activities conducted by investment companies advised and managed by Scudder; and

            WHEREAS, AARP is the owner of various service marks, certain of which are identified in Exhibit B of this Agreement (all marks or combinations thereof identified in said Exhibit B hereinafter being referred to both individually and collectively as the "AARP Marks"), which are now being used in connection with a wide variety of services sponsored by AARP and offered by AARP to its membership;

            WHEREAS, each of the Funds wishes to use the Scudder Marks and AARP Marks in connection with its business as an investment company and is willing to comply with Scudder's and AARP's quality standards and other conditions hereinafter set forth; and


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

            WHEREAS, Scudder and AARP are respectively willing to grant to each of the Funds the non-exclusive right to use the Scudder Marks and AARP Marks upon the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions contained herein, it is agreed as follows:

                                    ARTICLE I

            Subject to the conditions herein set forth, each of Scudder and AARP hereby grants to each of the Funds a royalty-free, non-exclusive and non-transferable license to use, respectively, the Scudder Marks and AARP Marks as service marks in connection with the business of each of the Funds as an investment company. The licenses granted hereby do not include the right to sub-license.

                                   ARTICLE II

            Each of the Funds acknowledges the exclusive ownership by, respectively, Scudder and AARP, of the Scudder Marks and AARP Marks, and the validity of the Scudder Marks and AARP Marks and of any registrations obtained respectively by Scudder or AARP therefor. Each of the Funds agrees that it will never contest, either directly or indirectly, exclusive ownership by, respec-


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

tively, Scudder and AARP, of the Scudder Marks or AARP Marks. To the extent, if any, that any rights to the Scudder Marks or AARP Marks might otherwise be deemed to accrue to any of the Funds by operation of law by virtue of such Fund's use of the Scudder Marks or AARP Marks while this license shall be in effect (or for any other reason), it is hereby agreed that all such rights will revert respectively to Scudder and AARP on termination of this Agreement. Each of the Funds agrees that it will not use or encourage its representatives, agents or shareholders to use any word or symbol confusingly similar to the Scudder Marks or AARP Marks or make use of the Scudder Marks or AARP Marks other than in accordance with the provisions of this Agreement. Each of the Funds acknowledges that it has no rights in the Scudder Marks or AARP Marks other than those set forth herein.

                                   ARTICLE III

            All rights granted to each of the Funds under this Agreement are subject to the condition that each Scudder and AARP be reasonably satisfied at all times that such Fund is conforming to high standards of ethical prudence and integrity in the operation of its business as an investment company.


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

                                   ARTICLE IV

            Each of the Funds shall use the Scudder Marks and AARP Marks only in accordance with recognized good service mark and trademark practice and shall not use them in such a manner as to affect adversely the validity of the registrations or applications for registration of the Scudder Marks or AARP Marks, as the case may be, or the exclusive ownership by Scudder or AARP thereof or so as to depreciate the goodwill attached thereto. Each of the Funds agrees that it shall at its expense include notices of the rights of Scudder and AARP, respectively, to the Scudder Marks or AARP Marks or any other information or notices that may be required by law or by Scudder or AARP on any document or other item bearing any of the Scudder Marks or AARP Marks over which such Fund has control. Each of the Funds agrees at its expense to take all measures which Scudder or AARP may require to avoid any confusion of the Scudder Marks or AARP Marks with any other trademarks or service marks owned or used by such Fund.

            Each of the Funds shall submit to Scudder and AARP, respectively, upon their written request, free of charge, and in the manner specified by them, representative samples of any agreements, stationery, forms,


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

advertisements, brochures, documents or any other items of any nature whatsoever which bear any of the Scudder Marks or AARP Marks and which are used by such Fund.

                                    ARTICLE V

            Each of the Funds shall promptly notify Scudder or AARP, as the case may be, of any charge of service or trademark infringement, unfair trade competition or service or trademark dilution made against such Fund or its representatives as the result of the use respectively of the Scudder Marks or AARP Marks licensed herein, and Scudder or AARP, as the case may be, will assume the defense and expense of proceedings pursuant to any such charge. Each of the Funds agrees to cooperate with Scudder and AARP in any such proceedings, including without limitation, allowing Scudder or AARP, as the case may be, to carry on litigation in such Fund's name on behalf of Scudder or AARP, as the case may be.

                                   ARTICLE VI

            Each of Scudder and AARP may assign its respective rights and obligations under this Agreement with respect to any or all of the Scudder Marks or AARP Marks to any party to which it assigns, respectively, any of the Scudder Marks or AARP Marks. No Fund shall assign


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

any of its respective rights or obligations under this Agreement.

                                   ARTICLE VII

            This Agreement shall terminate upon the termination of any of the Management Agreements, the Partnership Agreement or the Investment Company Service Agreement. Each of the Funds, within 60 days after receipt of notice of any such termination, unless otherwise agreed to by Scudder as to the Scudder Marks or by AARP as to the AARP Marks, shall cease making any further use of any of the Scudder Marks or AARP Marks or any mark confusingly similar thereto and shall, at its expense, delete the Scudder Marks and AARP Marks from all media, including forms, advertisements, stationery, brochures and documents, in which they appear, within such 60 day period.

                                  ARTICLE VIII

            Neither of Scudder or AARP makes any warranties in connection with the Scudder Marks or AARP Marks. Each of Scudder and AARP in its sole discretion may cease its use of, and terminate its rights to, one or more of, respectively, the Scudder Marks or AARP Marks without penalty, and each of Scudder and AARP agree to promptly


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

notify each of the Funds of its respective intention to do so. Each of Scudder and AARP in its sole discretion may adopt new service marks.

                                   ARTICLE IX

            This Agreement shall be governed by the laws of the State of New York. The parties hereto agree that all matters of dispute that are to be settled by litigation, negotiation or arbitration at any time by reason of the terms of this Agreement shall be negotiated, tried, litigated, conducted and/or arbitrated, as the case may be, in New York, New York.

                                    ARTICLE X

            This instrument shall constitute the entire agreement between the parties with respect to the use of the Scudder Marks and AARP Marks. Modifications of this Agreement may be effected only by a written instrument signed by all parties.

            IN WITNESS WHEREOF, Scudder, AARP and each of


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

the Funds have caused this Agreement to be executed by their duly authorized officers or representatives.

                                        SCUDDER, STEVENS & CLARK


                                        By /s/ [ILLEGIBLE]
                                           -------------------------
                                           Title: General Partner

                                        AMERICAN ASSOCIATION OF
                                           RETIRED PERSONS


                                        By /s/ Cynthia Birchfield
                                           -------------------------
                                           Title:

                                        AARP INCOME TRUST


                                        By /s/ [ILLEGIBLE]
                                           -------------------------
                                           Title: President

                                        AARP INSURED TAX FREE
                                           INCOME TRUST


                                        By /s/ [ILLEGIBLE]
                                           -------------------------
                                           Title: President

                                        AARP GROWTH TRUST


                                        By /s/ [ILLEGIBLE]
                                           -------------------------
                                           Title: President


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